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                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                       ----------------------------------------

                                         FORM 8-K/A

                       ----------------------------------------

                          AMENDMENT TO APPLICATION OR REPORT
                      Filed pursuant to Section 12, 13, or 15(d) of
                           THE SECURITIES EXCHANGE ACT OF 1934

                                 THE ALPINE GROUP, INC.
                     (Exact name of registrant as specified in charter)

                                     AMENDMENT NO. 1

          The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Report on Form 8-K dated April 15, 1997 filed on April 30, 1997 as set forth in the pages attached hereto:

                Item 2  Acquisition or Disposition of Assets
                Item 7  Financial Statements and Exhibits

       Delaware                     1-9078                     22-1620387
    ----------------            -----------------          -------------------
(State or other jurisdiction    Commission File Number        I.R.S. Employer
 of incorporation)                                         Identification Number


           1790 Broadway, New York, New York                     10019-1412
           ----------------------------------------------------------------
           (Address of principal executive offices)               (Zip Code)

           Registrant's telephone number, including area code  (212) 757-3333


Dated:  June 27, 1997




--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

          The indebtedness incurred under the Term Loan Agreement of Refraco Inc. with Bankers Trust and described in Item 2 of the Current Report on Form 8-K dated April 15, 1997 and filed on April 30, 1997 is secured by, among other things, a guaranty of The Alpine Group Inc. (the "Company"). Such guaranty, originally secured by the Company's pledge of all the shares of capital stock of Refraco Inc. at any time owned by the Company (the "Alpine Refraco Shares") and 1,318,681 shares of common stock, par value $.01 per share ("Superior Common Stock"), of Superior TeleCom Inc., was modified on June 11, 1997 to be secured by the Alpine Refraco Shares and shares of Superior Common Stock with a market value of $60 million (subject to adjustment based on the market value of the pledged Superior Common Stock) and to eliminate certain restrictions on the incurrence by the Company of other indebtedness and on the ability of the Company to dispose of the Company's shares of Superior Common Stock in excess of the foregoing market value amount. Each of the Credit Agreement and the Term Loan Agreement were also amended to make certain ministerial and administrative revisions thereto. For further information with respect to the guaranty and pledge agreements entered into by the Company and the aforementioned amendments thereto and to the Credit Agreement and the Term Loan Agreement, reference is made to Exhibits 4-11 hereto, which are hereby incorporated by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     1. The audited consolidated balance sheets of Hepworth Refractories (Holdings) Limited ("Hepworth") as of December 31, 1996 and 1995 and the related consolidated profit and loss accounts and cash flow statements for each of the years in the three-year period ended December 31, 1996 are included in this Report on Form 8-K/A as
            Item 7(a).

     2. Pro Forma Financial Information. The pro forma financial information included herein reflects the pro forma effects of the acquisition of Hepworth. Upon completion of the acquisition, Hepworth changed its name to Refraco Holdings Limited ("Refraco"). The pro forma adjustments have been applied to (i) the condensed historical financial statements of Alpine for the fiscal year ended April 30, 1996, which statements have been derived from Alpine's Consolidated Financial Statements, (ii) the unaudited financial statements of Alpine as of January 31, 1997 and for the nine months then ended, (iii) the unaudited condensed historical financial statements of Refraco for the 12-month period ended March 31, 1996 and (iv) the unaudited financial statements of Refraco as of December 31, 1996 and for the nine months then ended.

           The unaudited pro forma condensed combined balance sheet is presented as if the acquisition transaction has occurred on January 31, 1997. The unaudited pro forma condensed combined statements of operations for the 12 months ended April 30, 1996 and the nine months ended January 31, 1997 give effect to such transaction as if they had occurred on May 1, 1995.

           The pro forma financial statements are based on preliminary estimates of values, transaction costs, plant and product line closure and relocation costs and preliminary appraisals. The actual recording of the transactions will be based on final appraisals, values, closure and relocation costs and transaction costs. Accordingly, the actual recording of the transactions can be expected to differ from these pro forma financial statements.

           Such pro forma financial statements do not necessarily represent the financial position or the results of operations that might have occurred had the transactions been consummated as of the dates referred to above, nor are they necessarily indicative of future operations of Alpine or Refraco. Such pro forma statements should be read in conjunction with the Consolidated Financial Statements of Alpine and the Consolidated Financial Statements of Hepworth, together with the respective notes thereto.

          (a)   Financial Statements of Business Acquired

                Consolidated Financial Statements of Hepworth Refractories (Holdings) Limited, with report of Independent Auditors.

          (b)   Pro Forma Condensed Combined Financial Statements (Unaudited)

          (c)   Exhibits

           1. Reference is made to Form 8-K dated April 15, 1997 and filed April 30, 1997 Item 7(c) for a list of Exhibits 1-3, which are incorporated herein by reference.

           2. Exhibit 4 - Alpine Pledge Agreement, dated as of April 15, 1997, made by the Alpine Group, inc. in favor of Bankers Trust Company, as Collateral Agent for the benefit of the Secured Creditors (as defined therein).

           3. Exhibit 5 - First Amendment, dated as of June 11, 1997, to the Alpine Pledge Agreement, dated as of April 15, 1997, made by The Alpine Group, Inc. in favor of Bankers Trust Company, as Collateral Agent for the benefit of the Secued Creditors.

           4. Exhibit 6 - Guaranty, dated as of April 15, 1997, made by The Alpine Group, Inc. for the benefit of the Secured Creditors (as defined therein).

           5. Exhibit 7 - First Amendment, dated as of June 11, 1997, to the Guaranty, dated as of April 15, 1997, made by The Alpine Group, Inc. for the benefit of the Secured Creditors.

           6. Exhibit 8 - First Amendment, dated as of June 11, 1997, to the Credit Agreement, dated as of April 15, 1997, among Refraco Inc., Adience, Inc., Refraco Holdings Limited, Hepworth Refractories (Holdings) Limited, various banks, and Bankers Trust Company, as Administrative Agent.

           7. Exhibit 9 - Second Amendment, dated as of June 12, 1997, to the Credit Agreement, dated as of April 15, 1997, among Refraco Inc., Adience, Inc., Refraco Holdings Limited, Hepworth Refractories (Holdings) Limited, various banks, and Bankers Trust Company, as Administrative Agent.

           8. Exhibit 10 - First Amendment, dated as of June 11, 1997, to the Term Loan Agreement, dated as of April 15, 1997, among Refraco Inc., various banks, and Bankers Trust Company, as Administrative Agent.

          9. Exhibit 11 - Second Amendment, dated as of June 12, 1997, to the Term Loan Agreement, dated as of April 15, 1997, among Refraco Inc., various banks, and Bankers Trust Company, as Administrative Agent.

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            By:  /s/ Gary Edwards
                                                 ------------------------------
                                                  Gary Edwards
                                                  Controller

          (a)   Financial Statements of Businesses Acquired

INDEPENDENT AUDITOR'S REPORT

To the Shareholders and Board of Directors of Hepworth Refractories (Holdings) Limited

    We have audited the accompanying consolidated balance sheets of Hepworth Refractories (Holdings) Limited and its subsidiaries at 31 December 1996 and 1995 and the related consolidated profit and loss accounts and cash flow statements for each of the years in the three year period ended 31 December 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards in the United Kingdom and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes assessing the principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the aforementioned consolidated financial statements present fairly, in all material respects, the financial position of Hepworth Refractories (Holdings) Limited and its subsidiaries at 31 December 1996 and 1995 and the results of their operations and their cash flows for each of the years in the three year period ended 31 December 1996 in conformity with generally accepted accounting principles in the United Kingdom.

    Generally accepted accounting principles in the United Kingdom vary in certain significant respects from generally accepted accounting principles in the United States of America. Application of generally accepted accounting principles in the United States of America would have affected the profit for the financial year for each of the years in the three year period ended 31 December 1996 and equity shareholders' funds at 31 December 1996 and 1995 to the extent summarised in Note 22 to the consolidated financial statements.

KPMG Audit Plc

Chartered Accountants

Registered Auditor

Sheffield, England

27 June 1997

                    HEPWORTH REFRACTORIES (HOLDINGS) LIMITED

Consolidated profit and loss accounts

YEARS ENDED 31 DECEMBER 1994, 1995 AND 1996

                                                                               YEAR ENDED 31 DECEMBER
                                                                         -----------------------------------
                                                                                         1994        1995        1996
                                                                            NOTE         L000        L000        L000
                                                                            -----     ----------  ----------  ----------
Turnover...............................................................         1       134,178     161,374     155,088
Cost of sales..........................................................                 (114,561)   (136,664)   (128,103)
                                                                                      ----------  ----------  ----------
Gross profit...........................................................                   19,617      24,710      26,985
Distribution costs.....................................................                   (6,892)     (8,139)     (7,954)
Administrative expenses................................................                   (9,176)     (9,821)    (10,090)
Other operating income.................................................                    1,827         188         231
                                                                                      ----------  ----------  ----------
Operating profit.......................................................                    5,376       6,938       9,172
Share of profits of associated companies...............................                      577         635        (104)
Interest payable and similar charges...................................         3           (314)       (370)       (374)
Other interest receivable and similar income...........................         3            181         334         229
                                                                                      ----------  ----------  ----------
Profit before taxation.................................................         4          5,820       7,537       8,923
Taxation...............................................................         6           (426)     (2,485)     (3,330)
                                                                                      ----------  ----------  ----------
Profit after taxation..................................................                    5,394       5,052       5,593
Dividends..............................................................         7         (5,136)     (5,500)     (2,056)
                                                                                      ----------  ----------  ----------
Retained (loss)/profit for the year attributable to equity
  shareholders.........................................................                      258        (448)      3,537
                                                                                      ----------  ----------  ----------
                                                                                      ----------  ----------  ----------

    In all of the above years the group made no material acquisitions and had no material discontinued activities.

    The notes on pages 13 to 34 form part of these financial statements.

                    HEPWORTH REFRACTORIES (HOLDINGS) LIMITED

Consolidated balance sheets

AT 31 DECEMBER 1995 AND 1996

                                                                                                 AT 31 DECEMBER
                                                                                        ---------------------------------
                                                                                                       1995       1996
                                                                                           NOTE        L000       L000
                                                                                           -----     ---------  ---------
Fixed assets
  Tangible fixed assets...............................................................           8      22,721     21,595
  Investments.........................................................................                      10         10
  Associated companies................................................................           9       2,971      2,201
                                                                                                     ---------  ---------
                                                                                                        25,702     23,806
                                                                                                     ---------  ---------

Current assets
  Stock...............................................................................          10      28,563     27,990
  Debtors.............................................................................          11      51,484     43,847
Cash..................................................................................                   4,337      3,463
                                                                                                     ---------  ---------
                                                                                                        84,384     75,300
Creditors: amounts falling due within one year........................................          12     (54,488)   (44,838)
                                                                                                     ---------  ---------
Net current assets....................................................................                  29,896     30,462
                                                                                                     ---------  ---------
Creditors: amounts falling due after more than one year...............................          13      (1,844)    (1,260)
                                                                                                     ---------  ---------
Provisions for liabilities and charges................................................          14      (4,460)    (2,825)
                                                                                                     ---------  ---------
Net assets............................................................................                  49,294     50,183
                                                                                                     ---------  ---------
                                                                                                     ---------  ---------
Capital and reserves
  Share capital.......................................................................          15      12,000     12,000
  Share premium.......................................................................          16         829        829
  Non distributable reserves..........................................................          16         147        147
  Profit and loss account.............................................................          16      36,318     37,207
                                                                                                     ---------  ---------
Total equity shareholders' funds......................................................                  49,294     50,183
                                                                                                     ---------  ---------
                                                                                                     ---------  ---------

    The notes on pages 13 to 34 form part of these financial statements.

                    HEPWORTH REFRACTORIES (HOLDINGS) LIMITED

Reconciliation of movements in shareholders' funds

                                                                                             YEAR TO 31 DECEMBER
                                                                                       -------------------------------
                                                                                         1994       1995       1996
                                                                                         L000       L000       L000
                                                                                       ---------  ---------  ---------
Profit for the financial year........................................................      5,394      5,052      5,593
Dividends............................................................................     (5,136)    (5,500)    (2,056)
                                                                                       ---------  ---------  ---------
                                                                                             258       (448)     3,537
Goodwill written off on acquisition of subsidiary....................................         --         --       (115)
Exchange differences.................................................................        320      1,148     (2,533)
                                                                                       ---------  ---------  ---------
Net addition to shareholders' funds..................................................        578        700        889
Opening shareholders' funds..........................................................     48,016     48,594     49,294
                                                                                       ---------  ---------  ---------
Closing shareholders' funds..........................................................     48,594     49,294     50,183
                                                                                       ---------  ---------  ---------

Consolidated statements of total recognised gains and losses

                                                                                                YEAR TO 31 DECEMBER
                                                                                          -------------------------------
                                                                                            1994       1995       1996
                                                                                            L000       L000       L000
                                                                                          ---------  ---------  ---------
Profit for the financial year...........................................................      5,394      5,052      5,593
Exchange rate fluctuation differences...................................................        320      1,148     (2,533)
                                                                                          ---------  ---------  ---------
Total recognised gains for the year.....................................................      5,714      6,200      3,060
                                                                                          ---------  ---------  ---------

                    HEPWORTH REFRACTORIES (HOLDINGS) LIMITED

Cash flow statement

FOR THE YEARS ENDED 31 DECEMBER 1994, 1995 AND 1996

                                                                                           1994       1995       1996
                                                                                NOTE       L000       L000       L000
                                                                              ---------  ---------  ---------  ---------
Cash inflow from operating activities.......................................        18a      2,991      7,743     11,056
Returns on investments and servicing of finance.............................        18b       (133)      (556)       (98)
Taxation....................................................................                (1,623)    (1,114)    (3,256)
Capital expenditure and financial investment................................        18b     (2,336)    (2,586)    (3,128)
Acquisitions and disposals..................................................        18b         --         --       (347)
Equity dividends paid.......................................................                    --    (14,000)    (5,610)
                                                                                    ---  ---------  ---------  ---------
Net cash outflow before use of liquid resources and financing...............                (1,101)   (10,513)    (1,383)
Financing...................................................................        18b     (1,804)    11,255      1,101
                                                                                    ---  ---------  ---------  ---------
(Decrease)/increase in cash.................................................        18c     (2,905)       742       (282)
                                                                                    ---  ---------  ---------  ---------
                                                                                    ---  ---------  ---------  ---------

                    HEPWORTH REFRACTORIES (HOLDINGS) LIMITED

                       NOTES TO THE FINANCIAL STATEMENTS

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The financial statements are prepared under the historical cost convention, and comply with applicable UK accounting standards.

    The following accounting policies have been applied consistently in dealing with items which are considered material in relation to the financial statements.

BASIS OF CONSOLIDATION

    This financial information consolidates the accounts of Hepworth Refractories (Holdings) Limited and all its subsidiary undertakings. These accounts are made up to 31 December.

    The acquisition method of accounting has been adopted. Under this method, the results of subsidiaries acquired or disposed of in the year are included in the consolidated profit and loss account from the date of acquisition or up to the date of disposal. Goodwill arising on consolidation (representing the excess of the fair value of the consideration given over the fair value of the separable net assets acquired) is written off against reserves on acquisition.

    On subsequent disposal or termination of a previously acquired business, the profit or loss on disposal or termination is calculated after charging the gross amount of any related goodwill previously written off.

DEPRECIATION AND AMORTISATION

    The charge less the estimated residual value is calculated at rates appropriate to write off the net cost of the individual assets from the time they become operational by equal annual instalments over their estimated useful lives, which are principally as follows:

    Buildings--40 years

    Plant and equipment--10, 15 or 25 years

    Commercial vehicles--5 years

    Motor cars--4 years

    Freehold land is not depreciated.

PENSIONS

DEFINED BENEFIT SCHEME

    The expected cost of pensions is charged to the profit and loss account so as to spread the cost of pensions over the service life of employees. Variations from the regular cost are spread over the expected service lives of current employees in the scheme. Pension costs are assessed in accordance with the advice of an actuary.

DEFINED CONTRIBUTION SCHEME

    The cost of pensions is charged to the profit and loss account as incurred.

RESEARCH AND DEVELOPMENT

    All revenue expenditure is charged against income as it is incurred.

                    HEPWORTH REFRACTORIES (HOLDINGS) LIMITED

                       NOTES TO THE FINANCIAL STATEMENTS

RELATED PARTY TRANSACTIONS

    As the company is a wholly owned subsidiary of Hepworth PLC, the company has taken advantage of the exemption contained in FRS 8 and has therefore not disclosed transactions or balances with entities which form part of the group. The consolidated financial statements of Hepworth PLC, within which this company is included, can be obtained from Tapton Park Road, Sheffield, S10 3FS. The company was sold on 15 April 1997 to the Alpine Group, Inc.


STOCKS

    Stocks are stated at the lower of cost and net realisable value. In determining the cost of raw materials, consumables and goods purchased for resale, the weighted average purchase price is used. For work in progress and finished goods cost is taken as production cost, which includes an appropriate proportion of attributable overheads.

FOREIGN EXCHANGE

    Transactions denominated in foreign currencies are translated at the rate of exchange ruling on the day the transaction occurs.

    Foreign currency monetary assets and liabilities in the balance sheet are translated into sterling at the rates of exchange ruling at the end of the year. Any resulting exchange gains or losses are taken to the profit and loss account.

    The assets and liabilities of overseas subsidiary undertakings are translated at the closing exchange rate. The profit and loss accounts of those undertakings are translated using the average rate of exchange during the year. Net exchange differences arising on translation are taken to reserves.

LEASING OF EQUIPMENT

    Payments under operating leases are charged wholly to the profit and loss account in the year in which they are incurred.

TURNOVER

    Turnover comprises the invoice value, excluding value added tax, of goods and services supplied to customers including fellow subsidiaries (and includes royalties receivable).

DEFERRED TAXATION

    The charge for taxation is based on the profit for the year and takes into account taxation deferred because of timing differences between the treatment of certain items for taxation and accounting purposes. Provision is made for deferred taxation to the extent that it is probable an actual liability will arise.

                    HEPWORTH REFRACTORIES (HOLDINGS) LIMITED

                       NOTES TO THE FINANCIAL STATEMENTS

POST-EMPLOYMENT BENEFITS

    In Belgium there is a requirement to pay certain personnel made redundant through to their normal retirement age. Such costs are termed pre-pensions. A number of UK employees who left employment due to illness are entitled to certain payment to retirement age. Such costs are termed long term sick.

    The expected cost of pre-pension and long term sick is charged to the profit and loss account when the redundancy or cessation of employment occurs. The liabilities are discounted to present value.

ASSOCIATED COMPANIES

    Companies, other than subsidiary companies, in which the Group holds a participating interest and over which it exercises significant influence are treated as associated companies. Shares in these companies are stated at the value attributed to the proportion of the net assets held, after writing off goodwill.

                    HEPWORTH REFRACTORIES (HOLDINGS) LIMITED

1 SEGMENTAL ANALYSIS

a)  Turnover is analysed by geographical destination and origin as follows:

    Turnover by destination

                                                                                     1994       1995       1996
                                                                                     L000       L000       L000
                                                                                   ---------  ---------  ---------
United Kingdom...................................................................     42,166     43,388     40,315
Rest of Europe...................................................................     53,029     60,780     61,576
Rest of the world................................................................     38,983     57,205     53,197
                                                                                   ---------  ---------  ---------
                                                                                     134,178    161,374    155,088
                                                                                   ---------  ---------  ---------

Turnover by origin

                                                                                     1994       1995       1996
                                                                                     L000       L000       L000
                                                                                   ---------  ---------  ---------
United Kingdom...................................................................    101,359    120,488    114,303
Rest of Europe...................................................................     31,004     38,310     35,727
Rest of the world................................................................      1,815      2,576      5,058
                                                                                   ---------  ---------  ---------
                                                                                     134,178    161,374    155,088
                                                                                   ---------  ---------  ---------

    All of the above turnover derives from the one class of business undertaken and the profits attributable thereto are shown in the profit and loss account.

b)  Profit before taxation by geographical area of operation is analysed below:

                                                                                             1994       1995       1996
                                                                                             L000V      L000       L000
                                                                                           ---------  ---------  ---------
United Kingdom...........................................................................      5,637      6,100      6,024
Rest of Europe...........................................................................         37      1,194      2,558
Rest of the world........................................................................        146        243        341
                                                                                           ---------  ---------  ---------
                                                                                               5,820      7,537      8,923
                                                                                           ---------  ---------  ---------

                    HEPWORTH REFRACTORIES (HOLDINGS) LIMITED

c)  Net assets by geographical area of operation is analysed below:

                                                                               1995       1996
                                                                               L000       L000
                                                                             ---------  ---------
United Kingdom.............................................................     24,706     30,490
Rest of Europe.............................................................     23,825     18,910
Rest of the world..........................................................        763        783
                                                                               -------    -------
                                                                                49,294     50,183
                                                                               -------    -------

2 STAFF NUMBERS AND COSTS

    The average number of persons employed by the group (including directors) during the year, analysed by category, was as follows:

                                                                                               YEAR ENDED 31 DECEMBER
                                                                                           -------------------------------
                                                                                             1994       1995       1996
                                                                                              NO.        NO.        NO.
                                                                                           ---------  ---------  ---------
Production and distribution..............................................................      1,681      1,762      1,590
Administration, accounting and computer..................................................         86         79         68
Sales and marketing......................................................................        107        115        122
Research and development.................................................................         86         82         79
                                                                                           ---------  ---------  ---------
                                                                                               1,960      2,038      1,859
                                                                                           ---------  ---------  ---------

    The aggregate payroll costs of these persons were:

                                                                                           YEAR ENDED 31 DECEMBER
                                                                                       -------------------------------
                                                                                         1994       1995       1996
                                                                                         L000       L000       L000
                                                                                       ---------  ---------  ---------
Wages and salaries...................................................................     34,767     39,691     37,341
Social Security costs................................................................      5,972      6,917      6,492
Pension costs--UK....................................................................        (36)       820      1,341
           --Overseas................................................................        561        388        363
                                                                                       ---------  ---------  ---------
                                                                                          41,264     47,816     45,537
                                                                                       ---------  ---------  ---------

                    HEPWORTH REFRACTORIES (HOLDINGS) LIMITED

3 INTEREST

a)  Interest payable and similar charges

                                                                                                  1994         1995         1996
                                                                                                  L000         L000         L000
                                                                                                  -----        -----        -----
On bank loans, overdrafts and other loans wholly repayable within five years.................         312          180          205
On all other loans...........................................................................          --          188          153
Finance charges payable in respect of finance leases and hire purchase contracts.............           2            2           16
                                                                                                      ---          ---          ---
                                                                                                      314          370          374
                                                                                                      ---          ---          ---

b)  Other interest receivable and similar income

                                                                                                  1994         1995         1996
                                                                                                  L000         L000         L000
                                                                                                  -----        -----        -----
Receivable from group undertaking............................................................          --          224          106
Bank interest................................................................................         181          110          123
                                                                                                      ---          ---          ---
                                                                                                      181          334          229
                                                                                                      ---          ---          ---

4 PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION IS STATED AFTER
(CHARGING)/CREDITING THE FOLLOWING

                                                                                              YEAR ENDED 31 DECEMBER
                                                                                          -------------------------------
                                                                                            1994       1995       1996
                                                                                            L000       L000       L000
                                                                                          ---------  ---------  ---------
Hire of plant & equipment...............................................................       (673)      (847)      (831)
Lease rentals...........................................................................       (288)      (407)      (386)
Auditors' remuneration--audit work......................................................        (93)       (94)       (99)
Auditors' remuneration--non audit work..................................................        (35)       (24)       (14)
Net profit on assets disposed...........................................................        495        313        114
Net rents receivable....................................................................        258        135        160
Exchange gains/(losses).................................................................         65         21        (65)
Expenditure on research & development...................................................       (875)      (862)      (911)
Grants received credited to P&L accounts................................................         85         --         --
Exceptional reorganisation costs........................................................     (1,180)        --     (1,001)

                    HEPWORTH REFRACTORIES (HOLDINGS) LIMITED

5 REMUNERATION OF DIRECTORS

    Emoluments paid to the directors of Hepworth Refractories (Holdings) Limited by subsidiary undertakings were as follows:

                                                                                     1994       1995       1996
                                                                                       L          L          L
                                                                                   ---------  ---------  ---------
Directors' emoluments............................................................    428,776    514,753    675,529
Compensation for loss of office..................................................         --    203,200     41,325
                                                                                   ---------  ---------  ---------
                                                                                     428,776    717,953    716,854
                                                                                   ---------  ---------  ---------

    Directors' emoluments, excluding pension costs, fell within the following scale:

                                                                                     1994       1995       1996
                                                                                      NO.        NO.        NO.
                                                                                   ---------  ---------  ---------
0-5,000..........................................................................          1          2          1
5,001--10,000....................................................................         --         --          1
40,001--45,000...................................................................         --         --          1
55,001--60,000                                                                            --          1          2
60,001-65,000....................................................................          1         --         --
65,001-70,000....................................................................          1         --         --
70,001-75,000....................................................................          1          1         --
75,001-80,000....................................................................         --          1         --
85,001-90,000....................................................................         --          1          1
90,001-95,000....................................................................         --          1         --
95,001-100,000...................................................................         --         --          1
115,001-120,000..................................................................         --          1         --
120,001-125,000..................................................................          1         --         --
150,001-155,000..................................................................          1         --         --
210,001-215,000..................................................................         --         --          1
Included above are emoluments of Chairman........................................         --         --         --
Highest paid director............................................................    154,749    115,741    214,878

                    HEPWORTH REFRACTORIES (HOLDINGS) LIMITED

6 TAXATION

                                                                                            1994       1995       1996
                                                                                            L000       L000       L000
                                                                                          ---------  ---------  ---------
UK corporation tax at 33% (1995: 33%, 1994: 33%)........................................       (795)    (2,022)    (2,253)
UK double taxation relief...............................................................        135         --         --
Deferred tax............................................................................        552          5         43
Overseas tax payable....................................................................        (79)      (299)    (1,292)
Related companies tax (charge)/ credit..................................................       (220)      (360)        59
Adjustments relating to an earlier year in respect of:
Corporation tax.........................................................................        174        (14)       (20)
Deferred tax............................................................................       (193)       205        133
                                                                                                ---  ---------  ---------
                                                                                               (426)    (2,485)    (3,330)

    The corporation tax liability for the year to 31 December 1994 has been reduced by L1.2 million due to tax relief on the closure costs of the Andenne branch which were provided in 1993 but not allowed for tax in either the corporation or deferred tax computations for that year.

7 DIVIDENDS

                                                                                             1994       1995       1996
                                                                                             L000       L000       L000
                                                                                           ---------  ---------  ---------
Dividend proposed........................................................................      5,136      5,500      2,056
                                                                                           ---------  ---------  ---------

                    HEPWORTH REFRACTORIES (HOLDINGS) LIMITED

8 TANGIBLE ASSETS

                                   LAND & BUILDINGS                      PLANT & VEHICLES
                                 ---------------------                 --------------------
                                                                                               PLANT
                                                                                               HELD      ASSETS IN
                                                                         PLANT                 UNDER     THE COURSE
                                                                       INCLUDING              FINANCE        OF
                                 FREEHOLD   LONG LEASE   SHORT LEASE   FIXTURES    VEHICLES   LEASES    CONSTRUCTION   TOTAL
                                   L000        L000         L000         L000        L000      L000         L000        L000
                                 --------   ----------   -----------   ---------   --------   -------   ------------   ------
Cost
At 1 January 1994..............   10,316        27             1        64,512      3,198         7         1,284      79,345
Additions......................       99        --            --         1,894        524        --           683       3,200
Group transfers in.............       --        --            --            --         34        --            --          34
Disposals......................   (1,258)       --            --        (2,175)      (481)       --           (73)     (3,987)
Reclassifications..............      144        --            --           873         --        --        (1,017)         --
Exchange adjustment............      658        --            --         1,674         11         1            16       2,360
                                 --------      ---           ---       ---------   --------   -------      ------      ------
At 31 December 1995............    9,959        27             1        66,778      3,286         8           893      80,952
                                 --------      ---           ---       ---------   --------   -------      ------      ------
Additions......................      329        --            --         1,068        369       142         2,842       4,750
Group transfers in.............       --        --            --            30         30        --            --          60
Disposals......................     (323)       --            --        (3,827)      (136)       --            --      (4,286)
Reclassifications..............       --        --            --           874         --        --          (874)         --
Exchange adjustment............   (1,083)       --            --        (3,282)       (29)       (2)          (62)     (4,458)
                                 --------      ---           ---       ---------   --------   -------      ------      ------
At 31 December 1996............    8,882        27             1        61,641      3,520       148         2,799      77,018
                                 --------      ---           ---       ---------   --------   -------      ------      ------

                    HEPWORTH REFRACTORIES (HOLDINGS) LIMITED

8 TANGIBLE ASSETS (CONTINUED)

                                              LAND & BUILDINGS                             PLANT & VEHICLES
                                        ----------------------------                   ------------------------
                                                                                                                 PLANT HELD
                                                                                          PLANT                     UNDER
                                                                                        INCLUDING                  FINANCE
                                         FREEHOLD      LONG LEASE       SHORT LEASE     FIXTURES     VEHICLES      LEASES
                                           L000           L000             L000           L000         L000         L000
                                        -----------  ---------------  ---------------  -----------  -----------  -----------
Depreciation
At 1 January 1994.....................       5,683             25               --         47,857        3,016            1
Disposals.............................      (1,061)            --               --         (2,147)        (390)          --
Group transfers in....................          --             --               --             --           19           --
Charge for the year...................         269             --               --          2,820          174            2
Reclassifications.....................          (6)            --               --             13           --           --
Exchange adjustment...................         517             --               --          1,398           10           --
                                        -----------           ---              ---     -----------       -----          ---
At 31 December 1995...................       5,402             25               --         49,941        2,829            3
                                        -----------           ---              ---     -----------       -----          ---
Disposals.............................         (54)            --               --         (2,510)        (109)          --
Group transfers in....................          --             --               --             25            5           --
Charge for the year...................         309             --               --          2,671          167           18
Reclassifications.....................          --             --               --             27           --           --
Exchange adjustment...................        (882)            --               --         (2,476)         (25)          --
                                        -----------           ---              ---     -----------       -----          ---
At 31 December 1996...................       4,775             25               --         47,678        2,867           21
                                        -----------           ---              ---     -----------       -----          ---
Net book value at
31 December 1996......................       4,107              2                1         13,963          653          127
31 December 1995......................       4,557              2                1         16,837          457            5
31 December 1994......................       4,633              2                1         16,655          182            6



                                         ASSETS IN THE
                                           COURSE OF
                                         CONSTRUCTION      TOTAL
                                             L000          L000
                                        ---------------  ---------
Depreciation
At 1 January 1994.....................            80        56,662
Disposals.............................           (73)       (3,671)
Group transfers in....................            --            19
Charge for the year...................            25         3,290
Reclassifications.....................            (7)           --
Exchange adjustment...................             6         1,931
                                               -----     ---------
At 31 December 1995...................            31        58,231
                                               -----     ---------
Disposals.............................            --        (2,673)
Group transfers in....................            --            30
Charge for the year...................            61         3,226
Reclassifications.....................           (27)           --
Exchange adjustment...................            (8)       (3,391)
                                               -----     ---------
At 31 December 1996...................            57        55,423
                                               -----     ---------
Net book value at
31 December 1996......................         2,742        21,595
31 December 1995......................           862        22,721
31 December 1994......................         1,204        22,683

                    HEPWORTH REFRACTORIES (HOLDINGS) LIMITED

9 ASSOCIATED COMPANIES

                                                                                 1995       1996
                                                                                 L000       L000
                                                                               ---------  ---------
Rotary Nozzle International SA...............................................      2,971      2,202
                                                                               ---------  ---------
                                                                               ---------  ---------

    Hepworth Refractories (Holdings) Limited holds 50% of the ordinary share capital of both Rotary Nozzle International SA, incorporated in Belgium. The principal activity of this company is the manufacture and sale of refractory products.

10 STOCK

                                                                               1995       1996
                                                                               L000       L000
                                                                             ---------  ---------
Raw materials and consumables..............................................     12,310     11,996
Work inprogress............................................................      4,312      3,748
Finished goods and goods for resale........................................     11,941     12,246
                                                                             ---------  ---------
                                                                                28,563     27,990
                                                                             ---------  ---------

11 DEBTORS

                                                                               1995       1996
                                                                               L000       L000
                                                                             ---------  ---------
Trade debtors..............................................................     41,167     37,694
Other debtors..............................................................        482      1,722
Prepayments and accrued income.............................................      1,267        997
Amounts owed by parent and fellow subsidiary undertakings..................      4,255        462
Pension scheme.............................................................      4,313      2,972
                                                                             ---------  ---------
                                                                                51,484     43,847
                                                                             ---------  ---------
Analysis
  Debtors falling due within one year......................................     47,171     40,691
  Debtors falling due after more than one year.............................      4,313      3,156
                                                                             ---------  ---------
                                                                                51,484     43,847
                                                                             ---------  ---------

                    HEPWORTH REFRACTORIES (HOLDINGS) LIMITED

12 CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                               1995       1996
                                                                               L000       L000
                                                                             ---------  ---------
Bank loans.................................................................        445        467
Obligations under finance leases and hire purchase contracts...............          4         32
Payments received on account...............................................      2,048        358
Trade creditors............................................................     30,020     25,800
Other taxes and Social Security............................................      2,248      3,924
Other creditors............................................................      1,207        627
Accruals and deferred income...............................................      6,376      7,047
Amounts owed to parent and fellow subsidiary undertakings..................      4,402      2,112
Dividends proposed.........................................................      5,610      2,056
Corporation tax............................................................      2,128      2,415
                                                                             ---------  ---------
                                                                                54,488     44,838
                                                                             ---------  ---------

    The bank loans are secured by charges over certain of the group's assets.

13 CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                                                 1995       1996
                                                                                 L000       L000
                                                                               ---------  ---------
Bills of exchange payable....................................................        250        229
Bank loans...................................................................      1,584        922
Obligations under finance leases and hire purchase contracts.................         10        109
                                                                               ---------  ---------
                                                                                   1,844      1,260
                                                                               ---------  ---------

    The bank loans are secured by charges over certain of the group's assets.

    Bank loans are repayable as follows:

                                                                                 1995       1996
                                                                                 L000       L000
                                                                               ---------  ---------
Within one year..............................................................        445        467
Between one and two years....................................................        504        310
Between two and five years...................................................        716        461
After five years.............................................................        364        151
                                                                               ---------  ---------
                                                                                   2,029      1,389
                                                                               ---------  ---------

                    HEPWORTH REFRACTORIES (HOLDINGS) LIMITED

    Obligations under hire purchase and finance leases are payable as follows:

                                                                                     1995         1996
                                                                                     L000         L000
                                                                                     -----        -----
Within one year.................................................................           4           32
Between one and two years.......................................................           4           35
Between two and five years......................................................           6           74
                                                                                          --          ---
                                                                                          14          141
                                                                                          --          ---

14 PROVISIONS FOR LIABILITIES AND CHARGES

                                                                                        LONG TERM
                                                                           DEFERRED      SICK &
                                                                           TAXATION    PREPENSION    WARRANTY      TOTAL
                                                                             L000         L000         L000        L000
                                                                          -----------  -----------  -----------  ---------
At 1 January 1995.......................................................         649        3,161          546       4,356
Utilised during year....................................................          --         (737)         (93)       (830)
(Credit)/charge for the year............................................        (209)         789           93         673
Exchange movement.......................................................          --          212           49         261
                                                                                 ---        -----          ---   ---------
At 31 December 1995.....................................................         440        3,425          595       4,460
Utilised during year....................................................          --         (902)          --        (902)
(Credit)/charge for the year............................................        (193)         287         (345)       (251)
Transferred to creditors................................................          --           --         (155)       (155)
Exchange movement.......................................................          --         (232)         (95)       (327)
                                                                                 ---        -----          ---   ---------
At 31 December 1996.....................................................         247        2,578           --       2,825
                                                                                 ---        -----          ---   ---------

    The amounts provided for deferred taxation and amounts not provided are set out below:

                                                                                      1995                        1996
                                                                                                                  1996
                                                                      PROVIDED     UNPROVIDED     PROVIDED     UNPROVIDED
                                                                        L000          L000          L000          L000
                                                                     -----------  -------------  -----------  -------------
Difference between accumulated depreciation and amortisation and
  capital allowances...............................................       1,294         1,285         1,199         1,166
Other timing differences...........................................        (854)           --          (952)           --
                                                                          -----         -----         -----         -----
                                                                            440         1,285           247         1,166
                                                                          -----         -----         -----         -----

                    HEPWORTH REFRACTORIES (HOLDINGS) LIMITED

15 SHARE CAPITAL

                                                                               31 DECEMBER 1995         31 DECEMBER 1996
                                                                              NUMBER                  NUMBER
                                                                               '000        L000        '000         L000
                                                                            -----------  ---------  -----------  -----------
Ordinary shares of L1 each
Authorised................................................................      12,000      12,000      12,000       12,000
Allotted, called up and fully paid........................................      12,000      12,000      12,000       12,000

16 RESERVES

                                                                                                                 PROFIT &
                                                                                             NON-DISTRIBUTABLE     LOSS
                                                                             SHARE PREMIUM       RESERVES         ACCOUNT
                                                                                 L000              L000            L000
                                                                             -------------  -------------------  ---------
At 1 January 1995..........................................................          829               147          35,618
Retained profit for the year...............................................           --                --            (448)
Exchange differences.......................................................           --                --           1,148
                                                                                     ---               ---       ---------
                                                                                     829               147          36,318
Retained profit for the year...............................................           --                --           3,537
Exchange differences.......................................................           --                --          (2,533)
Goodwill written off.......................................................           --                --            (115)
                                                                                     ---               ---       ---------
At 31 December 1996........................................................          829               147          37,207
                                                                                     ---               ---       ---------

    At 31 December 1996 cumulative goodwill written off against reserves in respect of the acquisition of businesses amounted to L23.3m (1995: L23.2m).

17 PENSION SCHEME

    The principal UK operating company, Hepworth Refractories Limited, participates in the Hepworth PLC Group pension scheme covering the majority of its employees, including the executive directors. This scheme is a funded defined benefit scheme and is financed through a separate trustee administered fund. A valuation of the fund at April 1996 showed that the actuarial valuation of the assets represented 117% of the value of the benefits that had accrued to members, after allowing for expected future increases in earnings. Further details of the actuarial valuation can be found in the consolidated financial statements of Hepworth PLC.

    The surplus disclosed by the actuarial valuation is being spread over the expected service lives of the current employees in the scheme as a variation from regular cost. Overall this resulted in a net credit in 1994 of L36,000 and a net charge of L820,000 in 1995 and of L1,341,000 in 1996 in respect of the UK scheme.

    Certain overseas subsidiaries operate defined contribution schemes. The pension cost charge described at note 2 represents contributions payable by these subsidiaries.

                    HEPWORTH REFRACTORIES (HOLDINGS) LIMITED

18 NOTES TO THE CONSOLIDATED STATEMENTS OF CASH FLOWS

    a) Reconciliation of operating profit to net cash inflow from operating activities:

                                                                                         1994       1995       1996
                                                                                         L000       L000       L000
                                                                                       ---------  ---------  ---------
Operating profit.....................................................................      5,376      6,938      9,172
Depreciation.........................................................................      3,366      3,290      3,226
Profit on sale of tangible fixed assets..............................................       (495)      (313)      (114)
Share of profit of associated companies..............................................        577        635       (104)
                                                                                       ---------  ---------  ---------
                                                                                           8,824     10,550     12,180

Increase in stocks...................................................................        (87)    (3,328)      (650)
(Increase)/decrease in debtors.......................................................       (775)    (5,708)     1,756
(Decrease)/increase in creditors.....................................................     (4,971)     6,229     (2,230)
                                                                                       ---------  ---------  ---------
                                                                                          (5,833)    (2,807)    (1,124)
                                                                                       ---------  ---------  ---------
Net cash inflow from operating activities............................................      2,991      7,743     11,056
                                                                                       ---------  ---------  ---------

                    HEPWORTH REFRACTORIES (HOLDINGS) LIMITED

b) Analysis of cash flows

                                                                                         1994       1995       1996
                                                                                         L000       L000       L000
                                                                                       ---------  ---------  ---------
Returns on investments and servicing of finance
  Interest received..................................................................        454         81        118
  Interest paid......................................................................       (587)      (635)      (204)
  Interest element of finance lease control payments.................................         --         (2)       (12)
                                                                                       ---------  ---------  ---------
                                                                                            (133)      (556)       (98)
                                                                                       ---------  ---------  ---------
Capital expenditure and financial investment
  Payments to acquire tangible fixed assets..........................................     (3,466)    (3,215)    (4,781)
  Proceeds from sale of tangible fixed assets........................................      1,130        629      1,653
                                                                                       ---------  ---------  ---------
                                                                                          (2,336)    (2,586)    (3,128)
                                                                                       ---------  ---------  ---------
Acquisitions and disposals
  Acquisition of business (net of cash acquired).....................................         --         --       (487)
  Disposal of business (net of cash disposed of).....................................         --         --        140
                                                                                       ---------  ---------  ---------
                                                                                              --         --       (347)
                                                                                       ---------  ---------  ---------
Financing
  Inception of new finance leases....................................................         12         --        139
  Repayment of bank loans............................................................       (870)      (380)      (315)
  (Repayment)/receipts from loans and other borrowings...............................       (946)    11,635      1,277
                                                                                       ---------  ---------  ---------
                                                                                          (1,804)    11,255      1,101
                                                                                       ---------  ---------  ---------

                    HEPWORTH REFRACTORIES (HOLDINGS) LIMITED

c) Analysis of changes in net debt

                                                                  CASH IN     DEBT DUE     DEBT DUE
                                                                 HAND AND    WITHIN ONE    AFTER ONE     FINANCE
                                                                  AT BANK       YEAR         YEAR        LEASES       TOTAL
                                                                   L000         L000         L000         L000        L000
                                                                -----------  -----------  -----------  -----------  ---------
At 1 January 1994.............................................       5,871         (785)      (2,480)          (4)      2,602
Cash flows....................................................      (2,905)          57          813           --      (2,035)
Other non cash changes........................................         335          (57)        (195)         (12)         71
                                                                -----------         ---   -----------         ---   ---------
At 1 January 1995.............................................       3,301         (785)      (1,862)         (16)        638
Cash flows....................................................         742          271          109            2       1,124
Other non cash changes........................................         294           69          169           --         532
                                                                -----------         ---   -----------         ---   ---------
At 31 December 1995...........................................       4,337         (445)      (1,584)         (14)      2,294
Cash flows....................................................        (282)         (90)         405           12          45
Other non cash changes........................................        (592)          68          257         (139)       (406)
                                                                -----------         ---   -----------         ---   ---------
At 31 December 1996...........................................       3,463         (467)        (922)        (141)      1,933
                                                                -----------         ---   -----------         ---   ---------

d) Acquisition of business

    The investing cash flows arising in respect of acquisitions during the year ended 31 December 1996 were as follows:

                                                                           1996
                                                                          L000
                                                                           -----
Hepworth Refractories Inc
  Cash consideration including costs of acquisition...................         507
  Cash balances.......................................................         (20)
                                                                               ---
                                                                               487
                                                                               ---

    On 30 November 1996 the company acquired the entire issued share capital of Hepworth Refractories Inc for a total consideration of L507,000.

                    HEPWORTH REFRACTORIES (HOLDINGS) LIMITED

    The fair value of the assets and liabilities acquired are as follows:

                                                                                           1996
                                                                                           L000
                                                                                         ---------
Fixed assets...........................................................................         29
Stock..................................................................................        108
Debtor.................................................................................        612
Cash...................................................................................         20
Creditors..............................................................................       (348)
Taxation...............................................................................        (29)
                                                                                               ---
Net assets.............................................................................        392
Goodwill...............................................................................        115
                                                                                               ---
                                                                                               507
                                                                                               ---
Satisfied by
  Cash.................................................................................        507
                                                                                               ---
                                                                                               ---

    No fair value adjustments were required.

e) Disposal of business

    Sales proceeds of the disposal in 1996 were matched by underlying assets.

19 COMMITMENTS

    Capital commitments for which no provision has been made in these financial statements, are as follows:

                                                                                   1995        1996
                                                                                   L000        L000
                                                                                 ---------     -----
Contracted but not provided for................................................      2,623         660

    Annual commitments under operating leases are as follows:

                                                                                           LAND AND BUILDINGS       OTHER
                                                                                            -------------        -----------
                                                                                           1995         1996         1995
                                                                                           L000         L000         L000
                                                                                           -----        -----        -----
Expiring within one year..............................................................          --           --           --
Expiring between two and five years...................................................          --           --          386
Expiring in more than five years......................................................          45           46           --
                                                                                               ---          ---          ---
                                                                                               ---          ---          ---


                                                                                           1996
                                                                                           L000
                                                                                           -----
Expiring within one year..............................................................          36
Expiring between two and five years...................................................         321
Expiring in more than five years......................................................          --
                                                                                               ---
                                                                                               ---

                                      30

                    HEPWORTH REFRACTORIES (HOLDINGS) LIMITED

20 CONTINGENT LIABILITIES

    The company is engaged in a number of disputes arising in the normal course of business which involve, or may involve, legal proceedings.

    In the opinion of the directors, because of the uncertainty surrounding the outcome of these disputes, it is not possible to estimate the potential liability that may arise.

21 INVESTMENT IN SUBSIDIARIES

    Principal trading subsidiary undertakings are shown below. The principal activity of all group companies is the manufacture and sale of refractory products

                                                                                                  COUNTRY OF
                                                                                                INCORPORATION
COMPANY                                                                                        OR REGISTRATION
------------------------------------------------------------------------------------------  ----------------------

Hepworth Refractories Limited                                                                     England & Wales
Coolee Limited                                                                                    England & Wales
The Meltham Silica Fire Brick Co Ltd*                                                             England & Wales
Hepworth Refractories Deutschland GmbH*                                                                   Germany
Thomas Marshall (Loxley) Limited                                                                  England & Wales
Marshall Leasing (Loxley) Limited                                                                 England & Wales
Thomas Marshall Overseas Investments Limited*                                                     England & Wales
Moler Products Limited*                                                                           England & Wales
Hepworth Refractories (Belgium) SA*                                                                       Belgium
Hepworth Refractories Italiana SrL*                                                                         Italy
Hepworth Refractories (Canada) Limited*                                                                    Canada
Les Produits Silicieux SA                                                                                  France
Constructions Thermiques Europeennes                                                                       France
Hepworth Refractories (International) Limited*                                                    England & Wales
Hepworth Refractories Inc                                                                                     USA

    All subsidiary undertakings are wholly owned with only ordinary shares in issue (except Thomas Marshall (Loxley) Limited which also has preference shares), and operate in their country of incorporation or registration.

    The companies which are not direct subsidiary undertakings of Hepworth Refractories (Holdings) Limited are denoted*.

22 SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UNITED KINGDOM AND
UNITED STATES OF AMERICA GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

    The Group's consolidated financial statements are prepared in conformity with generally accepted accounting principles applicable in the United Kingdom (UK GAAP), which differ in certain significant respects from those applicable in the United States of America (US GAAP). These differences, together with the approximate effects of the adjustments on net profit and equity shareholders' funds, relate principally to the items set out below:

(a) GOODWILL: Under UK GAAP, goodwill arising from acquisitions is written off against equity shareholders' funds. Upon the subsequent disposal of the business, goodwill previously written off is reinstated and considered in the calculation of the gain or loss on disposal. Under US GAAP, goodwill is

                    HEPWORTH REFRACTORIES (HOLDINGS) LIMITED capitalised and amortised over its estimated useful life. For the purpose of calculating the amortisation of goodwill a life of 30 years has been assumed. Upon the subsequent disposal of the business, unamortised goodwill is considered in the calculation of the gain or loss on disposal.

(b) DIVIDENDS: Under UK GAAP, proposed dividends on ordinary shares, as recommended by the Directors, are deducted from equity shareholders' funds and shown as a liability in the balance sheet at the end of the period to which they relate. Under US GAAP, such dividends are deducted from equity shareholders' funds at the date of declaration of the dividend.

(c) DEFERRED TAXATION: UK GAAP requires that no provision for deferred taxation should be made if there is reasonable evidence that such taxation will not be payable in the foreseeable future. Under US GAAP, deferred taxation is recognised under the full liability method which also permits deferred tax assets to be recognised if their realisation is considered more likely than not.

    Deferred taxation also arises in relation to the tax effect of other US GAAP differences.

(d) PENSION COSTS: Under UK GAAP, the expected cost of pensions is charged to the profit and loss account so as to spread the cost of pensions over the expected service lives of employees. Surpluses arising from the actuarial valuation are similarly spread. Under US GAAP, costs and surpluses are also spread over the expected service lives but based on prescribed actuarial assumptions, allocation of costs and valuation methods, which differ from those used for UK GAAP.

    COMPARISON OF SSAP 24 AND FAS 87 CALCULATED PENSION EXPENSE

    The components of the SSAP 24 pension expense, based upon an appropriate allocation of the valuation surplus (note 17), is compared against the pension expense as calculated under FAS 87 in the table below:

                                                                                                    SSAP 24
                                                                                        -------------------------------
                                                                                          1994       1995       1996
                                                                                          L000       L000       L000
                                                                                        ---------  ---------  ---------
Net pension expense...................................................................        (36)       820      1,341
                                                                                        ---------  ---------  ---------
                                                                                        ---------  ---------  ---------

                                                                                                    FAS 87
                                                                                        -------------------------------
Net periodic pension cost.............................................................        956      1,423      1,591
                                                                                        ---------  ---------  ---------
                                                                                        ---------  ---------  ---------

                    HEPWORTH REFRACTORIES (HOLDINGS) LIMITED

(e) CASH FLOWS: The principal difference between UK GAAP and US GAAP is in respect of classification. Under UK GAAP, the Group presents its cash flows for operating activities, returns on investments and servicing of finance, taxation, investing activities, and financing activities. US GAAP requires only three categories of cash flow activities which are operating, investing and financing.

    Cash flows arising from taxation and returns on investments and servicing of finance under UK GAAP would, with the exception of dividends paid, be included as operating activities under US GAAP; dividend payments would be included as a financing activity under US GAAP. In addition, under UK GAAP, cash and cash equivalents include short term borrowings which under US GAAP would be presented as financing activities.

    Under US GAAP, the following amounts would be reported:

                                                                                          1994       1995       1996
                                                                                          L000       L000       L000
                                                                                        ---------  ---------  ---------
Net cash provided by operating activities.............................................      1,235      6,073      7,702
Net cash used in investing activities.................................................     (2,336)    (2,586)    (3,475)
Net cash used in financing activities.................................................     (1,804)    (2,745)    (4,509)
                                                                                        ---------  ---------  ---------
Net (decrease)/increase in cash.......................................................     (2,905)       742       (282)
                                                                                        ---------  ---------  ---------
                                                                                        ---------  ---------  ---------
Cash under US GAAP....................................................................      3,301      4,337      3,463
                                                                                        ---------  ---------  ---------
                                                                                        ---------  ---------  ---------

    CURRENT ASSETS AND LIABILITIES: Current assets and liabilities under UK GAAP include amounts which fall due after more than one year. Under US GAAP such assets would be classified as non-current assets. Provisions for liabilities and other charges under UK GAAP include amounts due within one year which would be classified as current liabilities under US GAAP.

APPROXIMATE EFFECTS ON NET PROFIT ON DIFFERENCES BETWEEN UK AND US GAAP.

                                                                                             1994       1995       1996
                                                                                             L000       L000       L000
                                                                                           ---------  ---------  ---------
Net profit in conformity with UK GAAP....................................................      5,394      5,052      5,593
Adjustments:
  Goodwill...............................................................................       (773)      (773)      (773)
  Deferred taxation......................................................................         67        (37)       119
  Pension cost...........................................................................       (992)      (603)      (250)
  Tax effect of US GAAP adjustments......................................................        327        199         83
                                                                                           ---------  ---------  ---------
Net profit in conformity with US GAAP....................................................      4,023      3,838      4,772
                                                                                           ---------  ---------  ---------
                                                                                           ---------  ---------  ---------

                    HEPWORTH REFRACTORIES (HOLDINGS) LIMITED

APPROXIMATE EFFECTS ON EQUITY SHAREHOLDERS FUNDS OF DIFFERENCES BETWEEN UK
 AND US GAAP.

                                                                               1995       1996
                                                                               L000       L000
                                                                             ---------  ---------
Equity shareholders' funds in conformity with UK GAAP......................     49,294     50,183
Adjustments:
  Goodwill.................................................................     17,941     17,283
  Dividends................................................................      5,500      2,056
  Deferred taxation........................................................     (1,285)    (1,166)
  Pension cost.............................................................     (3,027)    (3,277)
  Tax effect of US GAAP adjustments........................................        998      1,081
                                                                             ---------  ---------
Equity shareholders' funds in conformity with US GAAP......................     69,421     66,160
                                                                             ---------  ---------
                                                                             ---------  ---------

(b)   Pro Forma Condensed Combined Financial Statements (Unaudited)


              UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
      FOR THE NINE MONTHS ENDED JANUARY 31, 1997 (ALPINE) AND DECEMBER 31, 1996 (REFRACO)

                                          HISTORICAL    HISTORICAL     PRO FORMA
                                             AGI          REFRACO      ADJUSTMENTS     PRO FORMA
                                          ---------      ---------      ---------      ---------
                                                         (DOLLARS IN THOUSANDS)*
Net Sales                                 $ 426,638      $ 186,106             --      $ 612,744

Cost of goods sold                          353,730        152,066      $     526(a)     506,322
                                          ---------      ---------      ---------      ---------

   Gross profit                              72,908         34,040           (526)       106,422

Selling, general & administrative            29,480         21,653            100(a)      50,333

                                                                             (900)(b)

Amortization of goodwill                      2,292            927            125          3,344
                                          ---------      ---------      ---------      ---------

   Operating income (loss)                   41,136         11,460            149         52,745

Interest income                               1,123            275             --          1,398

Interest (expense)                          (17,954)          (450)        (8,250)(c)    (26,654)

Gain on sale of subsidiary stock             80,397             --             --         80,397

Other income (expense), net                     357             64             --            421
                                          ---------      ---------      ---------      ---------

   Income (loss) from continuing
    operations before income taxes &
    minority interest in subsidiaries       105,059         11,349         (8,101)       108,307

Benefit (provision) for income taxes        (48,151)        (4,203)         2,533(d)     (49,821)
                                          ---------      ---------      ---------      ---------

   Income (loss) from continuing
    operations before minority
    interest in subsidiaries                 56,908          7,146         (5,568)        58,486

Minority interest in subsidiary              (3,392)            --             --         (3,392)
                                          ---------      ---------      ---------      ---------

   Income (loss) from continuing
    operations                               53,516          7,146         (5,568)        55,094

Preferred stock dividend                        537(e)          --             --           (537)
                                          ---------      ---------      ---------      ---------

   Income (loss) attributable to
    common stock from continuing
    operations                            $  52,979      $   7,146      $  (5,568)     $  54,557
                                          ---------      ---------      ---------      ---------
                                          ---------      ---------      ---------      ---------

   Income (loss) per share of
    common stock from continuing
    operations                            $    2.85                                    $    2.93
                                          ---------                                    ---------
                                          ---------                                    ---------

Weighted average number of
 common stock shares outstanding         18,621,000                                   18,621,000
                                         ----------                                   ----------
                                         ----------                                   ----------

-----------------------
* Except share and per share amounts


              UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
       FOR THE TWELVE MONTHS ENDED APRIL 30, 1996 (ALPINE) AND MARCH 31, 1996 (REFRACO)

                                          HISTORICAL    HISTORICAL     PRO FORMA
                                             AGI          REFRACO      ADJUSTMENTS     PRO FORMA
                                          ---------      ---------      ---------      ---------
                                                         (DOLLARS IN THOUSANDS)*
Net sales                                 $ 524,113      $ 255,685             --      $ 779,798

Cost of goods sold                          453,785        213,808      $     701(a)     668,294
                                          ---------      ---------      ---------      ---------

   Gross profit                              70,328         41,877           (701)       111,504

Selling, general & administrative            35,148         28,770            133(a)      62,851

                                                                           (1,200)(b)

Amortization of goodwill                      2,658          1,237            166(a)       4,061
                                          ---------      ---------      ---------      ---------

   Operating income (loss)                   32,522         11,870            200         44,592

Interest income                               2,146            493             --          2,639

Interest (expense)                          (27,795)          (594)       (11,000)(c)    (39,389)

Other income (expense), net                      22          1,008             --          1,030
                                          ---------      ---------      ---------      ---------

   Income (loss) from continuing
    operations before minority interest
    in subsidiaries                           6,895         12,777        (10,800)         8,872

Benefit (provision) for income taxes         (1,676)        (5,270)         3,865(d)      (3,081)
                                          ---------      ---------      ---------      ---------

   Income (loss) from continuing
    operations                                5,219          7,507         (6,935)         5,791

Preferred stock dividends                    (1,098)            --             --         (1,098)
                                          ---------      ---------      ---------      ---------

   Income (loss) attributable to
    common stock from continuing
    operations                            $   4,121      $   7,507      $  (6,935)     $   4,693
                                          ---------      ---------      ---------      ---------
                                          ---------      ---------      ---------      ---------

   Income (loss) per share of
    common stock from continuing
    operations                            $    0.23                                    $    0.26
                                          ---------                                    ---------
                                          ---------                                    ---------

Weighted average number of
 common stock shares outstanding         17,987,000                                   17,987,000
                                         ----------                                   ----------
                                         ----------                                   ----------

-----------------------
* Except share and per share amounts


                     UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
               AS OF JANUARY 31, 1997 (ALPINE) AND DECEMBER 31, 1996 (REFRACO)

                                          HISTORICAL    HISTORICAL     PRO FORMA
                                             AGI          REFRACO      ADJUSTMENTS    PRO FORMA
                                          ---------      ---------      ---------     ---------
                                                         (DOLLARS IN THOUSANDS)*
ASSETS

Current assets:

Cash and cash equivalents               $   34,097          --       $ 156,800 (f)     $ 34,097
                                                                        (5,500)(f)
                                                                      (106,300)(f)
                                                                       (45,000)(g)

Marketable securities                        8,178          --              --            8,178

   Accounts receivable, net                 50,772   $    60,310            --          111,082

   Inventories, net                         61,580        44,784            --          106,364

   Prepaid expenses, deposits & other        6,641         9,105            --           15,746
                                           ---------      ---------      ---------     ---------

          Total current assets             161,268       114,199           --           275,467

Property, plant and equipment, net          99,368        34,552        20,800(f)       154,720

Goodwill, net                               79,326        27,653         4,994(f)       111,973

Other assets                                25,309         3,538         5,500(f)        34,347
                                          ---------      ---------      ---------     ---------

          Total assets                     365,271       179,942        31,294          576,507
                                          ---------      ---------      ---------     ---------
                                          ---------      ---------      ---------     ---------

LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities:

Current portion of long-term
  obligation                                 1,418           747           --            2,165

Accounts payable                            34,634        41,280           --           75,914

Accrued expenses                            44,851        23,045       13,715(f)        81,611
                                          ---------      ---------      ---------      ---------

          Total current liabilities         80,903         65,072      13,715          159,690

Long-term debt, less current portion       196,067          1,475     156,800(f)       309,342
                                                                      (45,000)(g)

Other long-term obligations                 13,962         11,429       8,445(h)        33,836

Minority interest-Superior TeleCom          17,415           --             --           17,415

Stockholders' equity                        56,924        101,966    (101,966)(f)       56,224

                                                                         (700)(g)
                                          ---------      ---------      ---------      ---------
Total liabilities and stockholders'
  equity                                  $365,271       $179,942        $31,294       $576,507
                                          ---------      ---------      ---------      ---------
                                          ---------      ---------      ---------      ---------


                            NOTES TO UNAUDITED PRO FORMA CONDENSED
                                 COMBINED FINANCIAL STATEMENTS


(a) Reflects the changes to Refraco's historical depreciation ruling from the allocation of Alpine's purchase price to property, plant and equipment.

(b) Reflects the elimination of Hepworth Plc for corporate administrative charges incurred during the twelve months ended March 31, 1996 and the nine months ended December 31, 1996 of $1.6 million and $1.2 million, respectively, offset by incremental selling general & administrative charges estimated to be incurred by Alpine of $0.4 million and $0.3 million for the twelve months ended March 31, 1996 and the nine months ended December 31, 1996, respctively, as a result of the acquisition.

(c) Reflects the adjustment to interest expense resulting from debt incurred as a result of the acquisition which is more fully described in Note (d) below.

(d) Reflects the adjustment to income tax expense resulting from the transaction.

(e) Excludes $5.2 million premium paid on the redemption of certain preferred stock by Alpine in October 1996.

(f) In conjunction with the acquisition of Refraco, Refraco and its subsidiaries entered into a $130.0 million Senior Secured Credit Facility ("Credit Facility") and a $60.0 million Secured Floating Rate Note ("Notes"). Proceeds from the initial borrowings under these facilities amounted to $156.8 million and were used to pay the cash purchase price of $106.3 million (including approximately $1.5 million in transaction expenses) to Hepworth Plc, refinance approximately $45.0 million of existing debt and pay financing expenses of approximately $5.5 million. The following reflects the preliminary allocation of the purchase price to the net asets of Refraco based upon estimated fair valuesof such assets:

                                                                   Amount
                                                              ------------------
                                                                (in millions)

           Estimated acquisition cost (including $1.5
              million in expenses).........................         $106.3

           Less:  Historical book values of net assets at
              December 31, 1996............................         (102.0)

           Write-up of property, plant and equipment.......          (20.8)

           Accrual of expenses relating to closure,
             relocation and redundancies at certain
               Refraco facilities..........................           13.1

           Deferred taxes resulting from the write-up of
               property, plant and equipment and
               accrual of expenses.........................            8.4
                                                               ----------------
           Acquisition goodwill (to be amortized over 30
               years)                                               $  5.0
                                                                ----------------
                                                                ----------------


(g) Reflects the debt extinguished in connection with the financing described in note (f) and the write-off of $700,000 in deferred finance charges previously capitalized.

(h) Reflects the adjustment to deferred taxes resulting from the purchase accounting adjustments to certain assets and liabilities.